Exhibit 99.1

Akorn Reports 2012 Fourth Quarter and Year-End Financial Results

-Reports Record Q4 Revenue of $71.5 million and Q4 Adjusted EPS of $0.13-

LAKE FOREST, Ill.--(BUSINESS WIRE)--February 26, 2013--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for the fourth quarter and year ended December 31, 2012.

Raj Rai, Chief Executive Officer commented, “We achieved record growth in revenues and profits in 2012 as a result of our strategic growth initiatives – acquisitions, revival of products impacted by hospital drug shortages and new product launches. In addition, we continued to build a robust R&D pipeline. Looking ahead, we plan to further invest in R&D domestically, while expanding the infrastructure in our India facilities to build new capacities, seek growth from new markets and prepare for FDA inspection.”

2012 Key Highlights and Accomplishments

  Achieved record fourth quarter 2012 consolidated revenue of $71.5 million, up 68% over the prior year quarter.
  Achieved record year ended 2012 consolidated revenue of $256.2 million, up 87% over the prior year.
  Maintained gross margins at 58.0%, near the record level achieved in 2011.
  Completed the acquisition of certain assets of Kilitch Drugs in India which expands the Company’s capacity and capabilities in sterile injectables.
  Received FDA approval on 5 new ANDAs with a combined addressable IMS market of $655 million.
  Launched 10 new products including vancomycin hydrochloride capsules, latanaprost ophthalmic solution, progesterone capsules and the first to market generic of pantoprazole sodium for injection. The 2012 product launches have an addressable IMS market of $900 million.
  Re-launched 8 products with a combined addressable IMS market of $120 million.
  Filed a record 25 ANDAs and completed the development on an additional 10 ANDAs with a combined annual IMS market size of approximately $2.9 billion.

Financial Results for the Quarter Ended December 31, 2012

Consolidated revenue for the fourth quarter of 2012 was $71.5 million, up 68% over the prior year quarter’s consolidated revenue of $42.6 million. The increase in consolidated revenue was driven by the Lundbeck and Kilitch acquisitions, the sale of newly approved and re-launched products, and organic growth of established products, offset by decreases in the US contract services business. The Company launched three new products in the fourth quarter of 2012: progesterone capsules, pantoprazole sodium for injection and a tetanus-diphtheria (Td) vaccine. The revenue impact of Hurricane Sandy was partially offset by earlier than anticipated sales of pantoprazole and Td vaccine. Consolidated gross margin for the fourth quarter of 2012 was 58.7% compared to 60.0% in the comparable prior year period. The decrease in gross margin was the result of lower margins from Akorn India, which began operations in February 2012 through the acquisition of certain assets from Kilitch Drugs (India) Limited as well as the impact of Hurricane Sandy, which resulted in a two week disruption in manufacturing from our Somerset, New Jersey ophthalmic plant.

Net income for the fourth quarter of 2012 was $8.8 million, or $0.08 per diluted share, compared to net income of $5.7 million, or $0.05 per diluted share, in the prior year quarter. Non-GAAP adjusted net income for the fourth quarter of 2012 was $14.6 million, or $0.13 per diluted share, compared to non-GAAP adjusted net income of $11.4 million, or $0.11 per diluted share, in the prior year quarter.

Financial Results for the Year Ended December 31, 2012

Consolidated revenue for the year 2012 was $256.2 million, up 87% over the prior year consolidated revenue of $136.9 million. The increase in consolidated revenue was driven by the Lundbeck, Kilitch and AVR acquisitions, the sale of newly approved and re-launched products, and organic growth of established products, offset by decreases in the US contract services business. The Company launched ten new products in 2012, including vancomycin hydrochloride capsules, latanaprost ophthalmic solution, progesterone capsules, pantoprazole sodium for injection and Td vaccine. Additionally, the Company re-launched eight products in 2012. Consolidated gross margin for 2012 was 58.0% compared to 58.2% in the prior year. In 2012, the revenue from higher margin products acquired from Lundbeck in December 2011 largely offset the lower margins from Akorn India.

Net income for 2012 was $35.4 million, or $0.32 per diluted share, compared to net income of $43.0 million, or $0.41 per diluted share, in the prior year. Our 2011 net income benefited from a $13.4 million gain on the sale of the Akorn-Strides joint venture as well as a full year income tax benefit of $1.7 million, compared with an effective tax rate in 2012 of 38.5%. Non-GAAP adjusted net income for 2012 was $57.6 million, or $0.52 per diluted share, compared to non-GAAP adjusted net income of $36.1 million, or $0.35 per diluted share, in the prior year.

Akorn’s R&D Pipeline

The Company has 56 ANDAs filed with the FDA with a combined annual addressable IMS market size of approximately $5.8 billion. The Company has completed development work on 10 additional products with a combined annual addressable IMS market size of approximately $0.3 billion and expects to file these products with the FDA shortly.

Fourth Quarter 2012 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, February 26, 2013, to discuss fourth quarter 2012 results followed by a Q&A session. The domestic call-in number is 888-438-5448 and the international call-in number is 719-785-1753. The confirmation code for all callers is 3343969. The URL for the webcast is http://www.videonewswire.com/event.asp?id=92105. A live broadcast of the conference call will also be available online at www.akorn.com under the Investor Relations tab and available for replay for 30 days.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey and Paonta Sahib, India where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, amortization of the fair value adjustment to inventory acquired through business acquisitions, and Kilitch Drugs (India) Limited acquisition related expenses

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  The recorded provision for income taxes
  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, amortization of the fair value adjustment to inventory acquired through business acquisitions, and Kilitch Drugs (India) Limited acquisition related expense
  Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards.

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance. Adjusted net income and Adjusted net income per diluted share provide the Company and investors with income figures that would be expected to be more aligned with cash flows than GAAP net income, which includes a host of non-cash income and expense items.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company’s performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. Due to the inherent limitations of each of these non-GAAP financial measures, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2012	2011	2012	2011

Revenues	$71,520	$42,625	$256,158	$136,920
Cost of sales	29,549	17,050	107,466	57,231
GROSS PROFIT	41,971	25,575	148,692	79,689

Selling, general and administrative expenses	14,428	9,409	48,053	32,392
Acquisition-related costs	-	187	9,155	743
Research and development expenses	6,034	3,792	15,858	11,555
Amortization of intangibles	1,794	659	6,870	1,733
TOTAL OPERATING EXPENSES	22,256	14,047	79,936	46,423

OPERATING INCOME	19,715	11,528	68,756	33,266

Amortization of deferred financing costs	(201)	(187)	(782)	(1,948)
Non-cash interest expense	(2,821)	(914)	(6,436)	(2,109)
Interest expense, net	(1,029)	(997)	(4,038)	(2,283)
Equity in earnings of unconsolidated joint venture	-	20	-	14,550
Other non-operating expenses		(170)		(170)
INCOME BEFORE INCOME TAXES	15,664	9,280	57,500	41,306
Income tax provision (benefit)	6,853	3,547	22,122	(1,707)
NET INCOME	$8,811	$5,733	$35,378	$43,013

NET INCOME PER SHARE:
BASIC	$0.09	$0.06	$0.37	$0.45
DILUTED	$0.08	$0.05	$0.32	$0.41

SHARES USED IN COMPUTING NET INCOME PER SHARE:
BASIC	95,520	94,761	95,189	94,549
DILUTED	110,757	105,985	110,510	103,912

COMPREHENSIVE INCOME:
Net income	8,811	5,733	35,378	43,013
Foreign currency translation loss	(2,212)	-	(5,904)	-
Comprehensive income	6,599	5,733	29,474	43,013

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	DECEMBER 31,	DECEMBER 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,781	$83,962
Trade accounts receivable, net	51,017	25,307
Inventories	52,495	35,456
Deferred taxes, current	9,190	8,153
Prepaid expenses and other current assets	5,224	3,071
TOTAL CURRENT ASSETS	158,707	155,949
PROPERTY, PLANT AND EQUIPMENT, NET	80,679	44,389
OTHER LONG-TERM ASSETS:
Goodwill	32,159	11,863
Product licensing rights, net	63,654	67,822
Other intangibles, net	16,731	13,016
Deferred financing costs	3,078	3,864
Deferred taxes, non-current	930
Long-term investments	10,299	10,137
Other	3,328	105
TOTAL OTHER LONG-TERM ASSETS	130,179	106,807
TOTAL ASSETS	$369,565	$307,145

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$21,784	$17,874
Accrued compensation	7,533	5,094
Contingent consideration payable	-	-
Accrued expenses and other liabilities	13,974	5,321
Advance from unconsolidated joint venture	-	-
TOTAL CURRENT LIABILITIES	43,291	28,289
LONG-TERM LIABILITIES:
Convertible notes due 2016	104,637	100,808
Purchase consideration payable	16,113	13,841
Deferred taxes, non-current	1,991	3,742
Product warranty liability	1,299	1,299
Lease incentive obligations and Other long-term liabilities	1,153	958
TOTAL LONG-TERM LIABILITIES	125,193	120,648
TOTAL LIABILITIES	168,484	148,937
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 95,844,012 and 94,936,282 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	226,035	212,636
Warrants to acquire common stock	17,946	17,946
Accumulated deficit	(36,996)	(72,374)
Accumulated other comprehensive loss	(5,904)	-
TOTAL SHAREHOLDERS' EQUITY	201,081	158,208
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$369,565	$307,145

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 30,		DECEMBER 30,
	2012	2011	2012	2011
		(Restated)		(Restated)
OPERATING ACTIVITIES
Net income	$8,811	$5,733	$35,378	$43,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,215	1,545	11,455	5,246
Write-off and amortization of deferred financing fees	201	187	782	1,948
Amortization of unfavorable contract liability	(635)	-	(635)	-
Non-cash stock compensation expense	1,983	1,392	7,032	5,159
Non-cash interest expense	2,821	914	6,436	2,109
Deferred tax assets, net	(133)	2,277	67	(4,411)
Excess tax benefit from stock compensation	(2,081)	-	(4,488)	-
Equity in earnings of unconsolidated joint venture	-	(20)	-	(14,550)
Changes in operating assets and liabilities:		-
Trade accounts receivable	(6,648)	(5,601)	(23,856)	(13,581)
Inventories	(2,367)	(1,143)	(15,447)	(9,307)
Prepaid expenses and other assets	(4,637)	33	(5,689)	(183)
Trade accounts payable	5,222	(520)	4,489	2,546	(1)
Accrued expenses and other liabilities	(820)	644	10,720	1,668
NET CASH PROVIDED BY OPERATING ACTIVITIES	4,932	5,441	26,244	19,657

INVESTING ACTIVITIES
Payments for acquisitions and equity investments	177	(45,000)	(55,047)	(87,412)
Purchases of property, plant and equipment	(5,698)	(3,141)	(20,454)	(11,503)	(1)
Distribution from unconsolidated joint venture	-	-	-	3,881
NET CASH USED IN INVESTING ACTIVITIES	(5,521)	(48,141)	(75,501)	(95,034)

FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	-	-	-	120,000
Debt financing costs	-	(415)	-	(5,098)
Net proceeds from common stock offering and warrant exercises	-	-	-	1,727
Excess tax benefit from stock compensation	2,081	-	4,488	-
Proceeds under stock option and stock purchase plans	906	469	1,878	1,087
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,987	54	6,366	117,716

Effect of changes in exchange rates on cash & cash equivalents	(19)	-	(290)	-
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,379	(42,646)	(43,181)	42,339
Cash and cash equivalents at beginning of period	38,402	126,608	83,962	41,623
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$40,781	$83,962	$40,781	$83,962

(1) The 2011 numbers are restated to correct the classification of accrued but unpaid purchases of property, plant and equipment.

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2012	2011	2012	2011

NET INCOME	$8,811	$5,733	$35,378	$43,013

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	1,427	886	4,585	3,513
Amortization expense	1,794	659	6,870	1,733
Interest expense, net	1,029	997	4,038	2,283
Non-cash interest expense	2,821	914	6,436	2,109
Income tax provision	6,853	3,547	22,122	(1,707)
EBITDA	$22,735	$12,736	$79,429	$50,944

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES:
Kilith acquisition related expense	-	-	8,835	-
Non-cash stock compensation expense	1,983	1,392	7,032	5,159
Write-off and amortization of deferred financing costs	201	187	782	1,948
Equity in earnings of unconsolidated joint venture that is related to the sale of the joint venture's assets	-	-	-	(13,380)
Amortization of the fair value adjustment to AVR's acquired inventory	-	47	-	600
ADJUSTED EBITDA	$24,919	$14,362	$96,078	$45,271

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA (UNAUDITED)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2012	2011	2012	2011

NET INCOME	$8,811	$5,733	$35,378	$43,013

INCOME TAX PROVISION (BENEFIT)	6,853	3,547	22,122	(1,707)

INCOME BEFORE INCOME TAXES	15,664	9,280	57,500	41,306

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Kilitch acquisition related expense	-	-	8,835	-
Non-cash stock compensation expense	1,983	1,392	7,032	5,159
Non-cash interest expense	2,821	914	6,436	2,109
Amortization expense	1,794	659	6,870	1,733
Write-off and amortization of deferred financing costs	201	187	782	1,948
Equity in earnings of unconsolidated joint venture that is related to the sale of the joint venture's assets	-	-	-	(13,380)
Amortization of the fair value adjustment to AVR's acquired inventory	-	47	-	600

ADJUSTED INCOME BEFORE INCOME TAXES	22,463	12,479	87,455	39,475

ADJUSTED INCOME TAX PROVISION	7,857	1,061	29,810	3,355

ADJUSTED NET INCOME	$14,606	$11,418	$57,645	$36,120

ADJUSTED NET INCOME PER DILUTED SHARE	$0.13	$0.11	$0.52	$0.35

CONTACT:
Akorn, Inc.
Tim Dick, 847-279-6150
Chief Financial Officer